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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Monsanto Company filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 27, 1998, incorporated by reference in the Annual Report on Form 10-K of Monsanto Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



St. Louis, Missouri
November 18, 1998